UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

CITIZENS HOLDING COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Citizens Holding Company

521 Main Street

Philadelphia, Mississippi 39350

March 20, 2007

Dear Fellow Shareholder:

On behalf of the board of directors, we cordially invite you to attend the 2007 Annual Meeting of Shareholders of Citizens Holding Company. The Annual Meeting will be held beginning at 4:30 p.m., Central time, on Tuesday, April 24, 2007, at the main office of The Citizens Bank of Philadelphia, 521 Main Street, Philadelphia, Mississippi 39350. The formal notice of the Annual Meeting appears on the next page.

The Annual Meeting has been called for the following purposes: (1) to set the number of directors to serve on the board at ten; (2) to elect three Class II directors, each for a three-year term; (3) to elect one Class III director, to serve a one-year term; (4) to ratify the board of directors’ appointment of our independent public accountants for the fiscal year ending December 31, 2007; and (5) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The accompanying proxy statement provides detailed information concerning the matters to be voted on at the Annual Meeting. We are first distributing this proxy statement and accompanying proxy card to our shareholders on or about March 20, 2007. We urge you to review this proxy statement and each of the proposals carefully. Regardless of the number of shares you own, it is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please take a moment now to sign, date and mail the enclosed proxy card in the postage prepaid envelope. Your board of directors recommends a vote “FOR” each proposal.

We are gratified by our shareholders’ continued interest in Citizens Holding Company and are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and again urge you to return your proxy card as soon as possible.

Sincerely,

Greg L. McKee
President and Chief Executive Officer

Citizens Holding Company

521 Main Street

Philadelphia, Mississippi 39350

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	4:30 p.m., Central time, on Tuesday, April 24, 2007

PLACE	The Citizens Bank of Philadelphia 521 Main Street Philadelphia, Mississippi 39350

ITEMS OF BUSINESS

(1)    To set the number of directors to serve on the board at ten.

(2)    To elect three Class II directors who will each serve a three-year term expiring in 2010.

(3)    To elect one Class III director who will serve a one-year term expiring in 2008.

(4)    To consider and act upon a proposal to ratify and approve the selection of HORNE LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

(5)    To transact any other business that may properly come before the annual meeting or any adjournments thereof.

RECORD DATE	You can vote if you are a shareholder of record as of the close of business on March 14, 2007.

ANNUAL REPORT	Our 2006 Annual Report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

Carolyn K. McKee
Secretary

Philadelphia, Mississippi

March 20, 2007

CITIZENS HOLDING COMPANY

PROXY STATEMENT

i

ii

Who are our auditors?	30

What fees were paid to the auditors in 2005 and 2006?	30

What are the voting procedures?	31

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING	31

OTHER MATTERS	32

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	32

iii

CITIZENS HOLDING COMPANY

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, APRIL 24, 2007

This proxy statement is furnished to the shareholders of Citizens Holding Company in connection with the solicitation of proxies by the board of directors, for use at the 2007 Annual Meeting of Shareholders to be held at 4:30 p.m., Central time, on Tuesday, April 24, 2007, at our main office, 521 Main Street, Philadelphia, Mississippi 39350, and any adjournments or postponements thereof. In this proxy statement, Citizens Holding Company is referred to as “Citizens,” “we,” “our,” “us,” or “the Company,” and The Citizens Bank of Philadelphia is referred to as “the Bank.”

VOTING YOUR SHARES

Who is soliciting proxies from the shareholders?

Our board of directors is soliciting the enclosed proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

What will be voted on at the annual meeting?

The enclosed proxy provides the opportunity for you to specify approval, disapproval or abstention for the following proposals:

1.	The setting of the number of directors on the board of directors at ten;

2.	The election of three Class II directors to serve until the expiration of their respective three-year terms, or until their successors are elected and qualified;

3.	The election of one Class III director to serve until the expiration of his one-year term, or until his successor is elected and qualified; and

4.	The ratification of the board’s appointment of HORNE LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

For each proposal to elect directors, you may vote for all of the nominees in each class for election as director, for one or more nominees in each class but not the others (to the extent more than one director is to be elected), or you may withhold your vote for all nominees in that class. For the remaining proposals, you may vote for the approval of the proposal or against its approval, or you may abstain from voting on the proposal. The proxy card also gives the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting. Each proposal is a separate matter for the shareholders to vote on, and no one proposal’s approval is subject to or conditioned upon the approval of any other proposal.

Who bears the cost of the proxy solicitation?

We generally bear all costs of soliciting proxies. We have retained and pay a fee to American Stock Transfer and Trust Company to act as our registrar and transfer agent and to assist in the solicitation of proxies, but we pay no separate compensation solely for the solicitation of proxies. We intend to solicit proxies primarily through the use of the mail. Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or overnight delivery service. These individuals will not receive separate compensation for these services. We will also, in accordance with the regulations of the Securities and Exchange Commission (the “SEC”), reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Who can vote at the annual meeting, and how are votes cast?

Our board of directors fixed the close of business on Wednesday, March 14, 2007, as the record date for our annual meeting. Only shareholders of record on that date were entitled to receive notice of and to vote at the annual meeting. As of March 14, 2007, our only outstanding class of securities was common stock, $.20 par value per share. On that date, we had 22,500,000 shares authorized, of which 5,020,228 shares were outstanding.

You can vote either in person at the annual meeting (if you, rather than your broker, are the record holder of the stock) or by proxy, whether or not you attend the annual meeting. To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and either return it in the enclosed postage-paid envelope in time for us to receive it prior to the annual meeting or attend the annual meeting and return the proxy at that time.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold our annual meeting. A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held, except that as to the proposals to elect Class II directors, shareholders may cumulate their votes. Cumulative voting is described below.

What vote is required for approval of proposals at the annual meeting?

For all proposals brought before the annual meeting, except the election of directors, each proposal is approved if the votes cast in favor of the proposal are greater than the votes cast opposing the proposal. The vote required to elect directors is described below.

How are directors elected?

At the annual meeting, you will consider a proposal to elect three Class II directors and a proposal to elect one Class III director. Directors are elected by plurality vote; the candidates in each class who receive the highest number of votes cast, up to the number of directors in that class to be elected, are elected.

Generally, you may cumulate your votes to elect directors in a particular class. Cumulative voting entitles you to vote the number of shares you hold multiplied by the number of directors in each class. You can cast your votes for one nominee or distribute your total votes among all or several nominees in the class.

For example: There are three nominees for election as Class II directors. If you own ten shares, you have 30 votes for Class II directors. You can elect to allocate the 30 votes among the Class II directors by casting all votes for a single director or by dividing the votes between any number of the nominees in any proportion.

Cumulative voting is inapplicable to the election for the Class III director, since there is only one director in that class to be elected.

How will my proxy be voted, and how are votes counted?

When your proxy card is returned, properly signed and dated, the proxy holders will vote the shares represented by the proxy at the annual meeting as you instruct on the card, including any adjournments or postponements of the meeting. If your proxy card is signed, but no instructions are given, the proxy holders will vote the shares represented by the proxy at the annual meeting as follows:

1.	“FOR” setting the number of directors to serve on the board of directors at ten;

2.	“FOR” the election of nominees Greg L. McKee, Terrell E. Winstead and David A. King as Class II directors, each to serve a three-year term;

3.	“FOR” the election of nominee Daniel Adam Mars as a Class III director, to serve a one-year term; and

4.	“FOR” the approval of the appointment of HORNE LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

To the extent that the proxy holders possess discretionary voting authority because your proxy card does not withhold authority to vote for the election of directors or for a particular nominee or provide specific instructions about the allocation of votes, the proxy holders are expected to cumulate votes in the manner most likely to elect all of the board’s nominees for Class II director.

If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, the shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote.” We will treat broker non-votes as shares present for the purpose of determining whether a quorum is present at the meeting, but we will not consider broker non-votes present for purposes of calculating the vote on a particular matter, nor will we count broker non-votes as a vote FOR or AGAINST a matter or as an abstention on the matter. We believe that all of the proposals to be voted on at the annual meeting are generally considered routine matters for broker voting purposes.

Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.

Can a proxy be revoked?

Yes. You can revoke your proxy at any time before it is voted. You revoke your proxy by giving written notice to our secretary before the annual meeting or by granting a subsequent proxy. If you, rather than your broker, are a record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: Secretary, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350.

STOCK OWNERSHIP

Does any person own more than 5% of our common stock?

The following table sets forth as of March 14, 2007, each person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership has been determined under Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock issued and outstanding as of March 14, 2007, which was 5,020,228.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Herbert A. King 101 Littlejohn Lane Starkville, Mississippi 39759	382,751	(1)	7.6%

The Molpus Company and Richard H. Molpus, Jr. 502 Valley View Drive Philadelphia, Mississippi 39350	403,703	(2)	8.0%

(1)

Includes 132,868 shares owned by Mr. King’s children as to which he shares voting and investment power with his wife, 158,987 shares held in trust for his children as to which Mr. King exercises sole voting power but has no investment power, and 5,344 shares owned by K&D, L.P., a Mississippi limited partnership of which Mr. King and his spouse are the controlling general partners and as to which shares Mr. King and his spouse share voting and investment power.

(2)

Based upon a Schedule 13G/A filed jointly by The Molpus Company and Richard H. Molpus, Jr. on November 7, 2006 with the SEC. Mr. Molpus owned all of the outstanding common stock of The Molpus Company on September 14, 2006. Thus, he is deemed to beneficially own all of our common stock that The Molpus Company owns. Mr. Molpus exercises voting and investment power with respect to the shares of our common stock that The Molpus Company owns. Additionally, Mr. Molpus owns 11,354 shares of our common stock personally, which is included in the above total.

How much stock do our directors, nominees and executive officers beneficially own?

The following table includes information about the common stock owned by our directors, nominees and executive officers as of March 14, 2007, including their name, position and the number of shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock issued and outstanding as of March 14, 2007, which was 5,020,228 shares. Unless otherwise noted, these persons have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The address of each director and executive officer is the address of our executive offices.

	Amount and Nature of Beneficial Ownership
	Direct	Options Exercisable Within 60 Days	Other		Total	Percent of Class
Directors and Nominees:
Karl Brantley	15,240	13,050			28,290	*

Don L. Fulton	15,061	12,750			27,811	*

Donald L. Kilgore	3,207	9,000			12,207	*

David A. King	75,597	12,300	6,899	(1)	94,796	1.9%

	Amount and Nature of Beneficial Ownership
	Direct	Options Exercisable Within 60 Days	Other		Total		Percent of Class
Herbert A. King	73,252	12,300	297,199	(2)	382,751		7.6%

William M. Mars	40,000	15,300			55,300		*

David P. Webb	23,273	12,150			35,423	(3)	*

Amzie T. Williams	4,426	3,000			7,426		*

Terrell E. Winstead(4)	172				172		*

Daniel Adam Mars(4)	11,540				11,540		*
Named Executive Officers:
Greg L. McKee(5)	7,332	41,250	1,225	(5)	49,807		*

Robert T. Smith	20,393	17,750			38,143		*

All directors, nominees and executive officers as a group (12 persons) :	289,491	148,850	305,523		743,664		14.8%

*	Less than 1% of the outstanding common stock.
(1)

Includes 1,529 shares owned by David King’s spouse who exercises sole voting and investment power with respect to the shares and as to which Mr. King disclaims beneficial ownership; also includes 5,370 shares owned by his children as to which Mr. King shares voting and investment power with his wife.

(2)

Includes 132,868 shares owned by Mr. King’s children as to which he shares voting and investment power with his wife, 158,987 shares held in trust for his children as to which Mr. King exercises sole voting power but has no investment power, and 5,344 shares owned by K&D, L.P., a Mississippi limited partnership of which Mr. King and his spouse are the controlling general partners and as to which shares Mr. King and his spouse share voting and investment power.

(3)	Of the shares listed, 10,000 shares have been pledged as collateral for a loan.
(4)	Nominated for election as a director, but not currently a member of our board.
(5)	Also a director of the Company. Includes 1,225 shares owned by Mr. McKee’s spouse in a retirement account of which Mr. McKee is the beneficiary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and The

NASDAQ Stock Market reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. SEC rules require officers, directors and greater than 10% shareholders to furnish the us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the 2006 fiscal year, any Form 5 and amendments thereto furnished to us with respect to the 2006 fiscal year, and certain written representations made by our directors and officers, we have determined that all required forms have been filed timely.

BOARD OF DIRECTORS

How many directors serve on the board, and who are the current directors?

A total of nine directors currently serve on our board. There are three classes of directors. Currently, three directors are in Class I, three directors are in Class II, and three directors are in Class III. Under the board of directors’ proposals described later in this proxy statement, the current Class II directors, whose terms expire at the 2007 annual meeting, have been nominated for reelection, with the exception of Karl Brantley. Mr. Brantley will retire effective as of the 2007 annual meeting because he has reached the mandatory retirement age for directors, which is age 70. In addition, Terrell E. Winstead has been nominated for election as a Class II director, and Daniel Adam Mars has been nominated for election as a Class III director. If all of the board’s nominees for election as director are elected by our shareholders, there will be three directors in Class I, three directors in Class II and four directors in Class III.

The term of office of each Class II director expires at the 2007 annual meeting, the term of office of each Class III director expires at the 2008 annual meeting, and the term of office of each Class I director expires at the 2009 annual meeting. The following table provides certain information about our current directors. Similar information about Terrell E. Winstead and Daniel Adam Mars can be found under the heading “Proposals Nos. 1, 2 and 3 – Size of the Board and the Election of Directors” later in this proxy statement.

Name	Age	Director Since	Business Experience During Past Five Years
Don L. Fulton (Class I)	60	1994	Mr. Fulton has been President and General Manager of Nemanco, Inc., a company primarily engaged in garment manufacturing, since 1977.

Donald L. Kilgore (Class I)	57	2001	Mr. Kilgore has been the Attorney General for the Mississippi Band of Choctaw Indians since March 2005. Prior to that time, he was engaged in the practice of law for 26 years as a partner of the law firm of Alford, Thomas and Kilgore.

Name	Age	Director Since	Business Experience During Past Five Years
Herbert A. King (Class I)	55	1997	Mr. King has served as an engineer with King Engineering, Inc., a company primarily engaged in general civil engineering and land surveying, since 1990.

Karl Brantley (Class II)	70	1992	Mr. Brantley retired in March, 2004. Prior to his retirement, he was Plant Manager at U.S. Electrical Motors, a company primarily engaged in the manufacture of commercial electric motors, beginning in 1982.

David A. King (Class II)	52	1997	Mr. King has been the proprietor of Philadelphia Motor Company, a company primarily engaged in wholesale and retail auto parts sales, since 1977.

Greg L. McKee (Class II)	45	2001	Mr. McKee has been employed as our President and Chief Executive Officer and as Chief Executive Officer of the Bank since January 1, 2003. He has been employed as President of the Bank since January, 2002. He was previously employed as an Executive Vice President, Senior Vice President and Vice President of the Bank prior to that time.

William M. Mars (Class III)	69	1982	Mr. Mars was an attorney who engaged in the practice of law as a partner of the law firm of Mars, Mars, Mars & Chalmers, P.A., from 1982 until his retirement in January of 2003.

Amzie T. Williams (Class III)	60	2005	Mr. Williams, a CPA, has been the proprietor of A.T. Williams, CPA, since 1981. He is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants.

David P. Webb (Class III)	47	1998	Mr. Webb has been engaged in the practice of law since 1988 and is currently a partner of the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

Are the directors independent?

Our board has determined that each of Don L. Fulton, Donald L. Kilgore, Herbert A. King, David P. Webb, David A. King, William M. Mars and Amzie T. Williams is an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Mr.

Brantley, who will retire effective as of the 2007 annual meeting, is also an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Finally, our board has determined that, if they are elected to the board of directors, Terrell E. Winstead and Daniel Adam Mars will each be an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

The board considered certain relationships between our directors and nominees for director and Citizens or the Bank when determining each director’s or nominee’s status as an “independent director” under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. In particular, the board noted that we and the Bank employed Phelps Dunbar LLP, a law firm of which David P. Webb was a partner in 2006, to provide advice in various legal areas, including tax audits, employee benefits, civil lawsuit defense and general corporate law. The board determined that this relationship did not affect the status of Mr. Webb as an “independent director.”

There are no family relationships between any director, executive officer or persons nominated to become a director, except that David A. King and Herbert A. King are brothers, and William M. Mars is the grandfather of Daniel Adam Mars.

Who are the directors of the Bank?

All of our continuing directors presently serve on the board of directors of the Bank. Mr. Brantley, who will retire, also presently serves as a director of the Bank.

How are directors compensated?

During 2006, each of our directors, including Mr. McKee who is our employee and an employee of the Bank, received an annual retainer of $13,500, a year-end payment of $1,125 and an additional payment of $125 for each board meeting attended. Directors who serve on the Bank’s loan committee received an additional $100 per month and an additional $100 year-end bonus. Mr. McKee’s director fees are included in the “All Other Compensation” column of the Summary Compensation Table in the “Executive Compensation” section below.

We maintain a stock option plan for the benefit of our nonemployee directors, the 1999 Directors’ Stock Compensation Plan. During 2006, each nonemployee director was granted options to purchase 1,500 shares of our common stock, at an exercise price of $23.70 per share, which was the fair market value of the stock on the date of grant. The options were granted on April 26, 2006, became exercisable on October 27, 2006, and expire, to the extent not exercised, as of April 25, 2016.

Directors may elect to participate in the Directors’ Deferred Fee Plan maintained by the Bank. A participating director elects to defer all or part of his fees to a bookkeeping account maintained by the Bank for a period of ten years. Interest is credited to the account at 100% of Moody’s Average Corporate Bond Rate, which was 6.54% in 2006. Benefits are generally payable when a director attains age 70. The Bank has elected to purchase individual life insurance policies to fund its obligations under the plan.

The following table details the compensation, stock option grants and change in the value of the deferred compensation arrangements for the year 2006.

2006 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Option Grants(2)	Total
Karl Brantley	$14,625	$9,150	$23,775
Don L. Fulton	15,825	9,150	24,975
Donald L. Kilgore	14,625	9,150	23,775
David A. King	15,825	9,150	24,975
Herbert A. King	14,625	9,150	23,775
William M. Mars	15,825	9,150	24,975
David P. Webb	14,625	9,150	23,775
Amzie T. Williams	14,625	9,150	23,775

(1)	Includes amounts voluntarily deferred to our deferred compensation plans.
(2)

This column reflects expense recorded in 2006 with respect to outstanding stock option grants, calculated in accordance with Financial Accounting Standards Board Statement 123R, “Share-Based Payment” (“Statement 123R”). Please refer to Note 1, “Summary of Significant Accounting Policies,” and Note 18, “Stock Options,” in the Notes to Consolidated Financial Statements in our Annual Report to Shareholders, which is enclosed with this proxy statement, for details regarding the assumptions we made to derive the fair value of our stock option grants. The fair value of the 1,500 stock options granted to each director on April 26, 2006, the grant date, computed in accordance with Statement 123R, was $9,150. Expenses for previously granted options were recorded in earlier years. At December 31, 2006, an aggregate of 89,850 stock options granted to directors were outstanding. During 2006, 1,500 options were forfeited.

How many meetings did the board hold during 2006?

Our board of directors meets monthly, generally in a joint session with the board of directors of the Bank. During 2006, the board met 16 times. There were 12 regular monthly meetings and four special meetings. Each director attended at least 75% of all meetings held by the board and the committees on which he served. The members of the board of directors who are “independent directors,” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, met in executive session one time in 2006.

The board does not have a policy regarding director attendance at the annual meeting. Last year, all of the directors attended the annual meeting, and we expect that all directors will attend this year’s annual meeting.

What committees has the board of directors established?

The board of directors has established an audit committee, a compensation committee and a nominating committee. The composition and responsibilities of the audit committee and the nominating committee are described below. The composition and responsibilities of the compensation committee are described in the “Compensation Discussion and Analysis” section below.

Who serves on the audit committee, and what are its responsibilities?

A. T. Williams (Chairman), Karl Brantley, Don L. Fulton, and Herbert A. King are the members of the audit committee. The board has determined that each member of the audit committee is an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and that each meets the criteria for independence set forth in Rule 10A-3 under the Exchange Act. The board has determined that A. T. Williams qualifies as an “audit committee financial expert” as such term is defined under SEC regulations and satisfies the financial sophistication requirements of Rule 4350 of the Nasdaq Marketplace Rules.

The board has adopted a written charter for the audit committee that details its authority, powers and responsibilities. The committee periodically reviews the charter and makes appropriate revisions. A copy of the audit committee charter can be found on our website, www.citizensholdingcompany.com, under the “Investor Relations—Corporate Governance” tab.

The audit committee reviews our financial reporting process on behalf of the board of directors. The audit committee’s duties and responsibilities include the following:

•	Appointing (which includes the power to dismiss), compensating and overseeing our independent auditors;

•	Monitoring the integrity of our financial reporting process and system of internal controls;

•	Monitoring the independence and performance of our independent auditors and internal auditing department;

•	Reviewing and establishing internal policies and procedures regarding audits, accounting and other financial controls;

•	Reviewing the adequacy of our internal controls and determining whether new controls or procedures are necessary;

•	Pre-approving all auditing and permitted non-audit services provided by our independent auditors;

•	Providing an avenue of communication among our independent auditors, management, the internal auditing department, and the board of directors; and

•

Establishing procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

During 2006, the audit committee held eight meetings.

Who serves on the nominating committee, and what are its responsibilities?

The members of the nominating committee are William M. Mars (Chairman), David P. Webb and Herbert A. King. The board has determined that each member of the nominating committee is an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq

Marketplace Rules. The nominating committee has adopted a charter that details its authority, powers and responsibilities. The committee periodically reviews the charter and makes appropriate revisions. A copy of the nominating committee charter can found on our website, www.citizensholdingcompany.com, under the “Investor Relations—Corporate Governance” tab.

The nominating committee is responsible for interviewing, evaluating, nominating and recommending individuals for membership on our board of directors and the board’s committees. The nominating committee prepared the slate of candidates for election at the 2007 annual meeting and presented this list to the full board for their approval.

The nominating committee seeks recommendations from our existing directors to identify potential candidates to fill a vacancy on the board. The nominating committee will also consider nominees who are recommended by our shareholders. The nominating committee evaluates all nominees for election as a director of the Company, whether such individuals are recommended by our current directors, by shareholders or otherwise, using the following criteria:

•	The candidate’s independence for purposes of the Nasdaq Marketplace Rules and SEC rules;

•	The candidate’s financial sophistication for purposes of service as a member of the audit committee;

•	The candidate’s experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

•	The candidate’s capacity and desire to represent the best interests of the shareholders as a whole and not a special interest group or constituency;

•	The candidate’s familiarity with and participation in the local community and prominence and reputation in his or her profession; and

•	The candidate’s record of honest and ethical conduct, personal integrity and independent judgment.

Shareholder nominations must be made in accordance with our bylaws. A recent amendment to our bylaws has changed the procedures for shareholder nominations of directors. The previous bylaw provision governs shareholder nominations for this year’s annual meeting, while all future nominations will be governed by the new bylaw provision. For the 2007 annual meeting, shareholder nominations must be made in writing and delivered or mailed to our President not less than 14 or more than 50 days prior to the 2007 annual meeting. Nominations should be made in writing and be delivered to the following address: President, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350. The recommendation must be accompanied by evidence of the shareholder’s ownership of shares of our common stock. A nominee for election as director at this year’s annual meeting must be received no earlier than the close of business on March 5, 2007 and not later than the close of business on April 10, 2007.

For shareholder nominations of directors for the 2008 annual meeting, nominations should be made in writing and delivered to the nominating committee at the following address: Secretary, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350. Nominations must be received by the Secretary no earlier than the close of business on December 26, 2007, and not later than the close of business on January 25, 2008. As provided in our bylaws, the shareholder’s notice must set forth as to each nominee:

•	The reason for making such nomination;

•	All arrangements or understandings between the recommending shareholder and the nominee;

•	All information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholder’s notice must also set forth the name and address of the nominating shareholder and the class and amount of such shareholder’s beneficial ownership of our stock, including evidence to support the shareholder’s ownership of such shares. If a shareholder intends to recommend a nominee for election as director or proposes any other business for consideration at an annual meeting on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the name and address of such beneficial owner, as well as the class and number of shares of our stock owned by such beneficial owner.

The nominating committee held one meeting in 2006.

How does the board respond to shareholder questions?

The board has not adopted a formal procedure that you must follow to send questions to it. However, the board does receive communications from shareholders, from time to time, and addresses the communications as appropriate. You can send communications to the board by contacting our Treasurer, Robert T. Smith, in one of the following ways:

•	In writing, to Citizens Holding Company, 521 Main Street Philadelphia, Mississippi 39350, Attention: Robert T. Smith, Treasurer;

•	By email at rsmith@netdoor.com; and

•	By phone at (601) 656-4692.

If you request information or ask questions that can more efficiently be addressed by management, the Treasurer will respond to your questions. The Treasurer will forward to the audit committee any shareholder communication concerning employee fraud or accounting matters. The Treasurer will forward to the full board any communication relating to corporate governance or requiring action by the board.

What are our policies and procedures regarding the review, approval or ratification of related person transactions?

On December 19, 2006, the board of directors adopted a written related person transaction policy, entitled “Policy and Procedures With Respect To Related Person Transactions” (referred to as the “Related Person Policy”). The Related Person Policy is administered by our audit committee. It covers any transaction, relationship or arrangement (or series of transactions, relationships or arrangements) (1) in which we or any of our subsidiaries participate or will participate, (2) where the amount involved exceeds $50,000 and (3) in which any of the following persons or entities (referred to as “related persons”) has or will have a direct or indirect material interest: (1) any of our directors, executive officers, or any owner of 5% or more of our securities, (2) any immediate family member of any of the foregoing persons, or (3) any firm or other entity in which any of the foregoing persons is a partner, principal or holder of a 5% or greater beneficial ownership interest. Any covered transaction, relationship or arrangement is referred to as a “related person transaction.”

Pursuant to the Related Person Policy, the audit committee requires our directors and executive officers to compile a list of all related persons of the director or executive officer. Such information is also requested from owners of greater than 5% of our common stock. Nominees for election as a director and persons appointed as directors or executive officers also must compile a list of related persons for the audit committee. The directors and executive officers must provide the audit committee with updates of their list of related person when necessary. The audit committee, in its discretion, may also examine publicly-available information to ensure that each list of related persons is accurate and complete.

Once a master list of related persons is prepared, the audit committee distributes this list to the loan committee and to our chief financial officer, who will distribute the list to such other individuals as he deems appropriate. The loan committee and other individuals then use this master list to determine if any existing or proposed transaction is a related person transaction. If a proposed related person transaction is identified, then the audit committee gathers information about the transaction, including, among other things, (1) the related person involved, (2) the material facts of the proposed transaction, including the amount involved, (3) the benefits of the transaction to us, (4) the availability of other sources of comparable products or services, and (5) an assessment of whether the terms of the proposed transaction are comparable to those available to unrelated third parties.

With this information, the audit committee determines whether the proposed related person transaction should be approved. If an audit committee member has an interest in the subject transaction, he or she is not permitted to participate in the review of the transaction. Under the Related Person Policy, the audit committee may only approve a related person transaction that is in, or at least not inconsistent with, the best interests of us and our shareholders.

If the loan committee or any other person becomes aware of an ongoing related party transaction that the audit committee has not approved, then information about the transaction similar to that described above will be compiled. The audit committee will then determine whether the transaction should be ratified or, if possible, amended or terminated. If the related person transaction is already complete, the committee must determine whether it is appropriate to attempt to rescind the transaction. Under the Related Person Policy, the audit committee must request our chief financial officer to review our controls and procedures to ascertain why the related person transaction was not submitted to the audit committee for its prior approval.

Finally, under the Related Person Policy, the audit committee is charged with reviewing annually any previously approved or ratified related party transaction that has a remaining term of more than six months or has remaining amounts payable greater than $25,000. Based on this review, the audit committee must determine whether it is in the best interests of us and our stockholders to continue, modify or terminate any ongoing related person transaction.

Were there any related person transactions in 2006?

In 2006, we did not engage in any related person transactions that are required to be disclosed under applicable regulations of the SEC other than indebtedness transactions described immediately below.

Are any directors, nominees or executive officers indebted to the Bank?

Certain of our directors, nominees and officers, businesses with which they are associated and members of their immediate families are customers of the Bank and have had transactions with the Bank in the ordinary course of the Bank’s business. In the opinion of the board of directors, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE OFFICERS

Who are our executive officers?

Greg L. McKee and Robert T. Smith are our only executive officers. Information about the age, position and experience of Mr. Smith is listed below. Because Mr. McKee is also a member of our board, information about Mr. McKee appears previously under the heading “Board of Directors.” Both of our executive officers are appointed annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Robert T. Smith	55	Mr. Smith has been employed as our Treasurer and Chief Financial Officer since February 1996. He has been employed by the Bank as Senior Vice President and Chief Financial Officer since January 2001. Prior to that, he served as Vice President and Controller of the Bank from 1987 to 2001 and Assistant Vice President of the Bank from 1986 to 1987.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section, or CD&A, describes the compensation program for our named executive officers, or NEOs. Our NEOs are Mr. McKee and Mr. Smith. As more fully described below, our compensation committee is charged with establishing, reviewing and administering our executive compensation program, including making all decisions about the compensation of our named executives. Responsibility for the day to day administration of our executive compensation program has been delegated to officers of the Bank.

Who is responsible for determining compensation?

The compensation committee is responsible for determining the compensation of our named executives and our directors. The committee consists of Don L. Fulton, William M. Mars and Donald L. Kilgore, who is the chairman. Each member of the compensation committee is an “independent director,” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and each qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code.”

The compensation committee has adopted a written committee charter that details its authority, powers and responsibilities. A copy of the charter can be found on our website at www.citizensholdingcompany.com under the “Investor Relations—Corporate Governance” tab. The committee periodically reviews the charter and makes revisions as it deems appropriate. The charter was adopted on April 25, 2006.

The compensation committee meets with the frequency necessary to perform its duties and responsibilities. The compensation committee usually makes many of its performance-based decisions at a meeting held in January of each fiscal year, including evaluating the performance of our named executives during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year, and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year. The committee met four times during 2006, and for our 2006 fiscal year made grants of equity compensation at its January, 2006 meeting.

Role of Our Officers. Our executive officers compile and provide information, make recommendations for the committee’s consideration and assist in the management and administration of our executive and other benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and grants and awards for our officers, other than our chief executive officer;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information to the committee, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the common stock ownership of each executive and his option holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our executive officers may attend the meetings of the committee, at its request, except that Mr. McKee is not present during the deliberation of his compensation. A portion of each of the four meetings held during 2006 was an executive session during which none of our executive officers was present.

Using Compensation Consultants. In 2006, the compensation committee engaged Hay Group as an independent consultant to compile information regarding the compensation levels for senior executive officers at 18 publicly-traded financial institutions similar in size to us. Other than the compilation of this information on behalf of the committee, Hay Group did not perform any services for us or the compensation committee, nor do we anticipate that Hay Group will provide any ongoing services to us or the committee.

What are the objectives of our compensation program?

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives, which in 2006 included increasing our net income by 5% or more. Specifically, our compensation program has three basic objectives:

•	To retain and motivate our executive officers, including the named executives;

•	To reward executives upon the achievement of measurable corporate, business unit and individual performance goals; and

•	To align each executive’s interests with the creation of shareholder value.

What are the specific elements of the compensation program, and what are they intended to address and reward?

Our compensation program includes four basic elements:

•

Base salary: This element is intended to reflect an executive’s job responsibilities and his value to us. It is also to retain our executives and to acknowledge each executive’s individual efforts in furthering our strategic goals.

•

Annual short-term cash incentives: This annual cash bonus is one of the performance-based elements of our compensation. It is intended to motivate our executives and to provide an immediate reward for short-term (annual) measurable performance.

•

Equity-based incentives: Grants of stock options are the method we use to align the interests of our named executives with the interests of our shareholders; they are another element of performance-based compensation.

•

Welfare benefits and retirement plans: These benefits and plans are intended to retain qualified executives, by ensuring that our compensation program is competitive and provides an adequate opportunity for retirement savings.

Do we “benchmark” total compensation or any element of compensation?

No, we do not believe it is appropriate to determine total compensation, or any element of compensation, based primarily on benchmarking, which is the practice of setting compensation based upon the compensation practices of other companies similar in size, industry and other characteristics. Usually, we review the Mississippi Bankers Association Salary Survey to help us determine appropriate salary levels for all of our officers and employees, including the named executives. In 2006, Hay Group compiled additional information regarding senior executive compensation at a peer group that included 12 publicly-traded financial institutions similar in size to us. The committee reviewed the information furnished by Hay Group and determined that it reflected compensation levels in excess of appropriate levels for our executive officers.

How are the relative amounts of each element of compensation determined?

The compensation committee does not use a specific formula to determine the amount allocated to each element of our compensation program. Instead, the committee makes individual compensation decisions that provide for adequate exposure to equity, an appropriate mix of short-term and long-term rewards and an adequate performance based component. For fiscal year 2006, an average of 13.8% of our executive compensation was paid in the form of equity and approximately 12.9% of each executive’s total compensation related to short-term performance.

How is base salary determined and adjusted?

Considerations. The committee reviews and adjusts base salary annually. Adjustments are based upon a review of a variety of factors, including the following:

•	Individual, Company and Bank performance, measured against quantitative and qualitative goals;

•	Duties and responsibilities; and

•	Compensation paid by our peer group.

Fiscal Year 2006 Decisions. The 2006 base salary of our named executives is included in the Summary Compensation Table that follows this section. For 2006, base salaries increased on average by $7,750, or 5.1%, over base salaries paid in 2005. The primary factors evaluated by the committee in connection with these increases were (1) our growth in net income, and (2) individual performance.

Fiscal Year 2007 Decisions. The committee has set the following base salaries for 2007, which represent an average increase of $10,000, or 6.3%, over the base salary paid in 2006:

Named Executive Officer	2007 Base Salary	Percentage Increase Over 2006 Base Salary
Greg L. McKee	$215,000	6.2%

Robert T. Smith	123,000	6.5%

How is the annual cash bonus determined?

Considerations. At its meeting in January each year, the compensation committee analyzes our performance, Bank performance and the individual performance of each named executive, with the growth of our net income being one of the primary considerations. The committee also reviews other quantitative performance criteria. Based on this discretionary analysis, the committee sets the amount of each named executive’s bonus with respect to the prior year.

Fiscal Year 2006 Decisions. Cash bonuses paid to our named executives are listed on the Summary Compensation Table, which follows this CD&A. In light of our continued improvement in earnings in 2006, Mr. McKee received a cash bonus equal to 25% of his 2006 base salary, while Mr. Smith receive a cash incentive equal to 15% of his 2006 base salary.

Fiscal Year 2007 Decisions. For the 2007 fiscal year, the committee determined that a cash bonus of 25% of Mr. McKee’s 2007 base salary and 15% of Mr. Smith’s 2007 base salary would be paid as a bonus if our net income increased by 5% or more. For each 5% increment above or below the targeted 5% increase, the amount of either bonus is increased or reduced by 10%. For example, if net income increases 10% in 2007, then the applicable bonus percentages increase to 27.5% of Mr. McKee’s base salary and 16.5% of Mr. Smith’s base salary. If net income is flat in 2007, then Mr. McKee’s bonus percentage decreases to 22.5% of his base salary and Mr. Smith’s bonus percentage decreases to 13.5% of his base salary.

How is equity compensation determined and paid?

Considerations. Equity compensation is granted under our LTIP, our 1999 Employees’ Long-Term Incentive Plan, in the form of stock options, which are used to incent long-term performance. Stock options create long-term incentives because they have value only to the extent our share price increases over time. The exercise price for stock options is always the fair market value of our common stock on the grant date, that is the closing market price of our common stock on the date of the grant as quoted on The NASDAQ Global Market (or on the immediately preceding trading date if shares are not traded on the grant date). Unless the committee otherwise provides, options vest and become exercisable six months and one day after grant, and lapse ten years after the grant date. The vesting of options is accelerated and an executive’s options remain exercisable for not less than six months following a change in control of the Company.

The committee’s usual practice is to make grants in the first quarter of each fiscal year, irrespective of whether or not we are in possession of material non-public information at the time of grant. The committee believes that the practice of making grants about the same date each year precludes any inference that we are attempting to manipulate the timing of our stock option grants to take advantage of non-public information. We do not backdate options or grant options retroactively. Generally, in determining the amount of any grant, the committee considers:

•	The position, responsibility and prior performance of each executive;

•	His ability to affect corporate performance;

•	The value of grants or awards in relation to other elements of total compensation; and

•	The number of shares of our common stock that he owns, whether directly or beneficially.

Fiscal Year 2006 Decisions. The Summary Compensation Table and the table entitled Grants of Plan Based Awards, which follow this discussion, each provide specific information about the options granted for the 2006 fiscal year. For 2006, the committee granted an aggregate of 11,000 stock options to our named executives.

How are welfare and retirement plans integrated into our compensation program?

Retirement Benefits. We offer our eligible employees, including our named executives, participation in a tax-qualified defined contribution 401(k) plan, which allows savings for retirement on a tax deferred basis. We provide matching contributions, up to 6% of compensation deferred, as well as discretionary non-matching contributions. Both contributions are subject to the completion of a three-year incremental service vesting period. The plan provides for the distribution of account balances following termination of employment, generally in the form of a lump sum. The Summary Compensation Table includes information about our contributions for the 2006 fiscal year.

Supplemental Retirement Benefits. We also maintain a Supplemental Executive Retirement Plan, or SERP, for our named executives. The SERP is a noncontributory, nonqualified retirement plan. It generally provides for the payment of benefits upon retirement, death or disability. If a participant retires on or after his age 55, he is entitled to receive a benefit equal to 50% of his average base salary during the three years preceding his retirement. This benefit is reduced by 5% for each year between the participant’s age at retirement and his 65th birthday. The benefit is paid in monthly installments over 15 years, commencing the month after the participant’s employment ends. If Mr. Smith, who is age 55, had retired at December 31, 2006, the aggregate amount of his benefit would have been $406,875.

If a participant’s employment ends before age 55, he is entitled to receive the vested portion of his benefit. Payment is made in monthly installments over 15 years, commencing the month after the participant’s 65th birthday. Each of our named executive’s benefit is fully vested. The Pension Benefits table that follows this section of the proxy statement sets forth the amount of the benefit that each named executive has accrued under the SERP as of December 31, 2006.

If a participant’s employment ends within two years of a change in control, our SERP provides a benefit equal to 50% of his average base salary over the three years preceding his termination. Payment is made in monthly installments over 15 years, commencing the month after the participant’s employment ends. The term “change in control” is defined to include the following events:

•	Any person or group becomes the direct or indirect beneficial owner of at least 25% of our or the Bank’s outstanding voting stock;

•	The completion of a merger of us or the Bank in which we or the Bank, as applicable, are not the surviving entity;

•	A sale of at least all of our or the Bank’s property;

•	The members of our or the Bank’s board of directors immediately prior to a tender offer, exchange offer or contested director election cease to constitute a majority after such transaction; or

•	A tender offer or exchange offer is made which, if completed, would result in the offeror owning at least 25% of our or the Bank’s outstanding voting stock.

Welfare Benefits. We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental and life insurance plans, some of which are contributory.

Have we entered into employment, severance, change in control or other agreements with our named executive officers?

Yes. We have entered into a change in control agreement with Mr. McKee, and our named executives are entitled to change in control benefits under the SERP. We believe that change in control payments ensure that personal concerns do not impede transactions that may be in the best interests of our shareholders, such as a sale of Citizens to a third party. The agreement is described in the section below titled “Potential Payments upon Termination or Change in Control.”

How do tax, accounting and other statutes or regulations affect the compensation paid to our named executive officers?

Section 162(m). Section 162(m) of the Code limits to $1 million in any taxable year the deduction a company may claim for compensation paid to each of its chief executive and four other highest paid officers, unless certain performance-based conditions are satisfied. Base salary and bonuses are subject to the Section 162(m) limitation. Options granted under our LTIP have been granted at fair market value and are intended to be performance-based compensation that is excluded from the determination of the limit. Given our current levels of compensation and the exclusion of options from the determination, the committee does not anticipate that the compensation presently paid to any affected officer will be impacted by the limit.

Other Statutes and Regulations. In January 2006, we adopted the provisions of Financial Accounting Standards Board Statement 123R, “Share-Based Payment” (“Statement 123R”). Statement 123R establishes accounting requirements for share-based compensation to employees and carries forward prior guidance on accounting for awards to non-employees. Under Statement 123R, we are required to recognize compensation expense for all share-based payments to our employees, including our named executives. Although we do not expect that our adoption of Statement 123R will affect our determination to award equity compensation in the future, it may affect the form of equity compensation we grant to our named executives.

What are the compensation committee’s conclusions with respect to the 2006 fiscal year?

After considering all of the elements of compensation paid to our named executives in 2006, the compensation committee has concluded that the compensation is reasonable and not excessive. This conclusion is based upon a number of factors, including the following:

•	Our growth in earnings over the previous year;

•	Our growth in dividends;

•	That approximately 12.9% of our NEOs’ total compensation is subject to the achievement of performance goals; and

•	That the total compensation levels for our NEOs are consistent with the compensation levels deemed appropriate by the committee, which are less than those of our identified peer group.

Report of the Compensation Committee

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in Citizens’ Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee:	Donald L. Kilgore, Chairman
Don L. Fulton
William M. Mars

Date: March 12, 2007

Compensation Committee Interlocks and Insider Participation

Don L. Fulton, Donald L. Kilgore and William M. Mars are the members of the board’s compensation committee and determined the compensation for our executive officers in 2006. None of the members of the compensation committee were our officers or employees or officers or employees of any of our subsidiaries during 2006 or in previous years.

Compensation Tables

The following table provides information concerning the total compensation earned or paid to our named executives for services rendered to us or the Bank during the 2006 fiscal year.

Summary Compensation Table

(2006 Fiscal Year)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Grants ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
Greg L. McKee Chief Executive Officer	2006	$202,500	$50,625	$44,025	$19,246	$43,562	(3)	$359,958
Robert T. Smith Chief Financial Officer	2006	115,500	17,325	20,545	47,121	18,232	(4)	218,723

(1)

The amount listed in this column reflects expense recorded in 2006 with respect to all outstanding stock option grants, which is calculated in accordance with Financial Accounting Statement 123R and is limited to expense for options granted in our 2006 fiscal year. Please refer to Note 1, “Summary of Significant Accounting Policies,” and Note 18, “Stock Options,” in the Notes to Consolidated Financial Statements in our Annual Report to Shareholders, which is enclosed with this proxy statement, for details regarding the assumptions we made to derive the fair value of our stock option grants. Options granted before 2006 were expensed in prior years.

(2)	This amount represents an increase in accrued benefits under our Supplemental Executive Retirement Plan.
(3)

For 2006, includes director’s fees of $14,625, matching and profit sharing contributions to the Bank’s 401(k) plan in the amount of $18,260, the value of group life insurance premiums in the amount of $1,566, and group health premiums in the amount of $9,111.

(4)

For 2006, includes Company matching and profit sharing contributions to the Bank’s 401(k) plan in the amount of $10,414, the value of group life insurance premiums in the amount of $1,700, and group health premiums in the amount of $6,118.

The following table includes information about option grants made under our LTIP during the 2006 fiscal year. The CD&A above provides a general description of the terms of our grants.

Grants of Plan-Based Awards in 2006

Name	Grant Date	Estimated Possible Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Option Awards
		Threshold	Target (#)(1)	Maximum
Greg L. McKee	3/29/06	—	7,500	—	$23.46	$44,025

Robert T. Smith	3/29/06	—	3,500	—	23.46	20,545

(1)	Reflects stock option grants under our LTIP. Options are not subject to adjustment based on performance targets, but rather vest six months and one day after grant.
(2)	Reflects the fair market value of a share of our common stock on March 29, 2006, the grant date.

The following table includes information about the unexercised options held by our named executives at the end of our 2006 fiscal year, which were granted under our LTIP. The exercise price is fair market value on the date of grant, defined as the closing market price of a share of our common stock as quoted on The NASDAQ Global Market. The terms and conditions of our option grants are summarized above in the CD&A.

Outstanding Equity Awards at December 31, 2006

	Option Grants
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Greg L. McKee	750	0	$10.33	5/30/2010
	1,500	0	10.83	5/2/2011
	1,500	0	11.67	6/27/2011
	6,000	0	14.65	2/26/2012
	1,500	0	15.00	4/24/2012
	6,000	0	14.50	3/25/2013
	1,500	0	16.40	4/23/2013
	7,500	0	21.85	3/24/2014
	7,500	0	21.05	3/22/2015
	7,500	0	23.46	3/29/2016

Robert T. Smith	750	0	10.33	5/30//2010
	1,500	0	11.67	6/27/2011
	2,000	0	14.65	2/26/2012
	3,000	0	14.50	3/25/2013
	3,500	0	21.85	3/24/2014
	3,500	0	21.05	3/22/2015
	3,500	0	23.46	3/29/2016

Our named executives did not exercise any options in 2006.

Neither the Company nor the Bank maintains a tax-qualified defined benefit or pension plan. The following table includes information about the benefits accrued under the Bank’s nonqualified Supplemental Executive Retirement Plan, or SERP.

Pension Benefits

Name	Present Value of Accumulated Benefit(1) ($)	Payments in 2006 ($)
Greg L. McKee	$46,974	—
Robert T. Smith	70,391	—

(1)

This amount represents the present value as of December 31, 2006, of the accumulated benefit necessary to fund a retirement benefit under the SERP using a 6% interest rate and amortizing an appropriate service cost per year until retirement.

Potential Payments upon Termination or Change in Control

The Bank has entered into an agreement with Mr. McKee, which provides for a payment upon the occurrence of a change in control, whether or not Mr. McKee’s employment continues after the change. In the event of a change, Mr. McKee will be paid an amount equal to 2.99 times his average annual compensation for the five whole calendar years immediately preceding the year of the change in control. The payment will be made in 12 equal monthly installments commencing on the first business day of the month next following the date of the change.

The term “change in control” is defined in Mr. McKee’s agreement to include the following events:

•	Any person or group becomes the direct or indirect beneficial owner of more than 50% of the Bank’s outstanding voting stock;

•	As a result of a merger or consolidation of the Bank, less than 50% of the surviving corporation’s outstanding voting securities are owned by us;

•	A transfer of substantially all of the property of the Bank other than to an entity in which the Bank owns at least 50% of the voting stock; or

•	The majority of the Bank’s board of directors is replaced without recommendation or approval of a majority of the incumbent board.

As discussed in the CD&A section of our proxy statement, the Bank’s SERP also provides for payments in the event employment is terminated in connection with a change in control. Aggregate amounts payable under Mr. McKee’s change in control agreement and the SERP are as follows:

Name	Change in Control Agreement	SERP	Total
Greg L. McKee	$607,344	$1,437,500	$2,044,844
Robert T. Smith	—	813,750	813,750

REPORT OF THE AUDIT COMMITTEE

The following “Report of the Audit Committee” shall not be deemed to be proxy “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, other than as provided in Item 7(d)(3)(v) of Regulation 14A-101. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assertion on the design and effectiveness of our internal control over financial reporting. Our independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States of America to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and for expressing an opinion on the conformity of the financial statements of the Company with accounting principles generally accepted in the United States of America. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2006, and management’s assertion on the design and effectiveness of our internal control over financial reporting as of December 31, 2006, with management. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The committee held eight meetings during 2006.

The committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements of the Company with generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, has discussed with the independent auditors the auditors’ independence from management and the Company, and has considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements and management’s assertion on the design and effectiveness of internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

The members of the audit committee are:

A. T. Williams, Chairman

Karl Brantley

Don L. Fulton

Herbert A. King

March 12, 2005

PROPOSAL NOS. 1, 2 AND 3 – SIZE OF THE BOARD AND THE

ELECTION OF DIRECTORS

Proposals Nos. 1, 2 and 3 relate to the size of our board of directors and the election of three Class II directors and one Class III director to the board of directors.

Proposal 1: Setting the Number Of Directors on the Board at Ten

Our Articles of Incorporation provide for a board of directors consisting of not less than nine nor more than 25 directors and require the shareholders to set the actual number of directors to serve on the board at the annual meeting each year. The board of directors currently consists of nine directors who are divided into three classes, with members of each class elected for a three-year term. The terms of the three classes are staggered such that only one class is elected by the shareholders annually. The board of directors has decided to increase the size of the board by one additional member. Accordingly, Proposal No. 1 sets the number of directors to serve on the board for the ensuing year at ten.

How does Proposal No. 1 affect the election of directors?

If the shareholders approve Proposal No. 1, the number of directors will be fixed at ten. Three Class II directors will be elected, each to serve a three-year term, and one additional Class III director will be elected, to serve a one-year term. If the shareholders do not approve Proposal No. 1, the number of directors on the board will remain at nine, as fixed by the shareholders at the 2006 annual meeting, with three Class II directors to be elected. In this event, the board will withdraw its nominee for Class III director.

What are the voting procedures?

Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the annual meeting. If the proxy card is signed but no instructions are given with respect to setting the number of directors to serve on the board, the proxy holders will vote the proxies received by them FOR setting the number of directors to serve on the board at ten.

The board of directors unanimously recommends a vote “FOR” setting the number of directors to serve on the board at ten.

Proposal No. 2 – Election of Three Class II Directors

The board has nominated, based upon the recommendations of our nominating committee, David A. King, Greg L. McKee and Terrell E. Winstead for election as Class II directors to serve until the 2010 annual meeting or until their successors are duly elected and qualified. Mr. King and Mr. McKee currently serve as Class II members of our board of directors; information about their age and experience is provided above. Mr. Winstead does not currently serve on the board of directors; below is certain information about him:

Name	Age	Business Experience During Past Five Years
Terrell E. Winstead	45	Mr. Winstead has been employed by The Molpus Company, now doing business as Molpus Woodlands Group, since 1987. During that time he has served as Controller, Vice President of Finance and has been serving as Chief Financial Officer since 1996.

What happens if a shareholder has submitted a nominee for election as director?

Three Class II directors will be elected from the candidates listed above and any candidate that a shareholder has properly submitted as a nominee for election. As of the date of this proxy statement, we have not been advised that a shareholder intends to submit a nominee for election as a Class II director, and the proxy holders will not have discretionary authority to vote for any nominee submitted by a shareholder.

What are the voting procedures?

The three Class II nominees receiving the highest number of votes cast will be elected to serve as Class II directors. Shareholders may cumulate votes; cumulative voting is described above under the heading “Voting Your Shares.”

Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the annual meeting. If the proxy card is signed but no instructions are given with respect to the election of Class II directors, the proxy holders will vote the proxies received by them for the board’s nominees for Class II director listed above. In addition, the proxy holders will possess the authority to cumulate votes and distribute them among the board’s nominees in their discretion, to the extent that a shareholder does not provide instructions regarding how to cumulate votes or withhold authority to vote for the election of directors generally or for any particular nominee.

If for any reason one or more of the nominees named above is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board. If shareholders attending the annual meeting cumulate their votes such that all of the board’s nominees cannot be elected, the proxy holders will cumulate votes to elect as many of the nominees listed above as possible.

Our board of directors unanimously recommends a vote FOR the election of David A. King, Greg L. McKee and Terrell E. Winstead

as Class II directors to the board of directors.

Proposal No. 3 – Election of One Class III Director

The board, based upon the recommendation of our nominating committee, has nominated Daniel Adam Mars for election as a Class III director to serve until the 2008 annual meeting or until his successor is duly elected and qualified, provided that the number of our directors is increased to ten. Mr. Mars does not currently serve on our board of directors. If elected, he will increase the number of directors on the board to ten and keep the board’s three classes of directors as nearly equal in size as practicable, as required under our Articles of Incorporation. The following table provides certain information about his age and experience.

Name	Age	Business Experience During Past Five Years
Daniel Adam Mars	27	Mr. Mars has been associated with Mars, Mars, Mars and Chalmers, Attorneys-at-Law, since 2001 and is currently serving in the capacity of business manager. Mr. Mars has been the owner of Adam Mars Realty since 2004.

What happens if a shareholder has submitted a nominee for election as director?

One Class III director will be elected from Mr. Mars and any candidate that a shareholder has properly submitted as a nominee for election. As of the date of this proxy statement, we have not been advised that a shareholder intends to submit a nominee for election as a Class III director, and the proxy holders will not have discretionary authority to vote for any nominee submitted by a shareholder.

What happens if the number of directors is not increased?

If Proposal No. 1 is not approved by our shareholders, the board of directors will continue to be composed of nine directors, with three Class II directors being elected at this meeting. A Class III director will not be elected at this meeting.

What are the voting procedures?

Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the annual meeting. If the proxy card is signed but no instructions are given with respect to the election of the Class III director, the proxy holders will vote the proxies received by them for Mr. Mars. Since only one Class III director is to be elected, each share of our common stock is entitled to only one vote for the Class III director. Thus, the allocation of cumulative votes among nominees is not applicable.

If for any reason Mr. Mars is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate nominated by the board.

Our board of directors unanimously recommends a vote FOR the election of

Daniel Adam Mars as a Class III director to the board of directors.

PROPOSAL NO. 4 – APPOINTMENT OF HORNE LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Who are our auditors?

HORNE LLP, an independent registered public accounting firm, has served as our auditor since December 31, 1998. The audit committee has appointed HORNE LLP to serve as auditor for the fiscal year ending December 31, 2007. Although the appointment of an independent auditor does not require approval by the shareholders, the board of directors has chosen to submit its selection for ratification by the shareholders. The audit committee, however, reserves the right to change independent auditors at any time, notwithstanding shareholder approval.

A representative of HORNE LLP is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

What fees were paid to the auditors in 2005 and 2006?

Fees related to services performed for us by HORNE LLP in fiscal years 2006 and 2005 are as follows:

	2006	2005
Audit Fees (1)	$172,500	$162,300
Audit-Related Fees (2)	7,200	14,323
Tax Fees (3)	24,400	20,780
All Other Fees	—	—
Total	$204,100	$197,403

(1)

Audit fees include fees and expenses associated with the audit of our annual financial statements, the reviews of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.

(2)	Audit-related fees primarily include professional services rendered for the audit of our employee benefit plans and technical accounting, consulting and research.
(3)

Tax fees and expenses include tax compliance services, tax advice, and tax planning assistance, all of which were pre-approved by the audit committee. All tax fees were permissible tax fees under SEC rules.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent auditor prior to engagement for the services, subject to the de minimis exceptions for non-audit services permitted by SEC rules and regulations. For fiscal years 2006 and 2005, none of the fees listed under Audit-Related Fees, Tax Fees or All Other Fees were covered by the de minimis exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent auditors when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

What are the voting procedures?

Shares represented by a properly signed and dated proxy card will be voted in accordance with the instructions on the card at the annual meeting. If the proxy card is signed but no instructions are given with respect to the ratification of the appointment of the independent accountants, the proxy holders will vote FOR the ratification of the appointment of HORNE LLP as our independent registered public accounting firm for the 2007 fiscal year.

The board of directors has unanimously approved the appointment of HORNE LLP as our independent registered public accounting firm and recommends a vote “FOR”

ratification of the appointment of HORNE LLP as our independent registered public accounting firm for the 2007 fiscal year.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.

Proposals in Our Proxy Statement

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2008 annual meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. If the 2008 annual meeting is held within 30 days of April 24, 2007, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by the Secretary at Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350, no later than the close of business on November 22, 2007, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2008 Annual Meeting

For any shareholder proposal intended to be presented in connection with the 2008 annual meeting, including any proposal relating to the nomination of a director to be elected to the Board of Directors, but not to be included in our proxy statement for such meeting, a shareholder must give timely written notice thereof in writing to the Secretary in compliance with the advance notice and eligibility requirements contained in our bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at the address given above not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain information specified in our bylaws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under our bylaws, based upon the meeting date of April 24, 2007, for the 2007 annual meeting, a qualified shareholder intending to introduce a proposal or nominate a director at the 2008 annual meeting but not intending the proposal to be included in our proxy materials should give written notice to our Secretary not earlier than the close of business on December 26, 2007, and not later than the close of business on January 25, 2008.

The advance notice provisions in our bylaws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Section 2.14 of our bylaws, as amended, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary at Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350.

OTHER MATTERS

As of the time this proxy statement was printed, our management was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we, without charge, will provide an additional copy of our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission. Requests should be mailed to Robert T. Smith, Treasurer and Chief Financial Officer, Citizens Holding Company, 521 Main Street, Philadelphia, Mississippi 39350.

By Order of the Board of Directors,

March 20, 2007	Greg L. McKee, President and Chief Executive Officer

REVOCABLE PROXY

This Proxy is Solicited on Behalf of the Board of Directors of

CITIZENS HOLDING COMPANY

The undersigned does hereby nominate, constitute and appoint WILLIAM M. MARS and GREG L. MCKEE, or either of them (each with full power to act alone and with full power of substitution), as their true and lawful attorney, to vote this proxy. The undersigned also hereby authorizes said individuals to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting of Shareholders of Citizens Holding Company (the “Company”) to be held on Tuesday, April 24, 2007, or any adjournment(s) or postponement(s) thereof, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side and subject to the rules and regulations of the Securities and Exchange Commission governing the exercise of discretionary authority by a proxy holder, with full power to vote all shares of Common Stock of the Company held of record by the undersigned on March 14, 2007. Absent specific instructions from the undersigned, this proxy authorizes the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for election in each class of director listed on the reverse side as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company’s Board of Directors. I acknowledge receipt of the Company’s notice and accompanying Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NOS. I AND IV, “FOR” EACH OF THE NOMINEES FOR CLASS II DIRECTORS AND “FOR” THE NOMINEE FOR CLASS III DIRECTOR.

IMPORTANT- This proxy must be signed and dated on the reverse side.

Annual Meeting of Shareholders of

CITIZENS HOLDING COMPANY

April 24, 2007

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

PROPOSAL NO. I: To set the number of directors to serve on the Board of Directors at ten.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL NO. II: To elect three Class II directors.

☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

Nominees:	David A. King	O
	Greg L. McKee	O
	Terrell E. Winstead	O

PROPOSAL NO. III: To elect one Class III director.

☐ FOR NOMINEE		☐ WITHHOLD AUTHORITY FOR THE NOMINEE
Nominee:	Daniel Adam Mars

INSTRUCTION: To withhold authority to vote for any individual nominee(s) for Class II director, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here. To withhold authority to vote for Daniel Adam Mars for Class III director, mark “WITHHOLD AUTHORITY FOR THE NOMINEE.” If you desire to cumulate your votes in Proposal No. II, please do so in the blanks following each name (since there is only one Class III director to be elected, and thus shareholders have only one vote per share in the election of the Class III director, cumulative voting for the Class III director is the same as non-cumulative voting). Cumulative voting is described in the section of the proxy statement entitled “Voting Your Shares.”

PROPOSAL NO. IV: To ratify the selection of HORNE LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no specific directions are given, your shares will be voted by the individuals designated on this proxy “FOR” Proposal Nos. I and IV, “FOR” the nominees for Class II directors and “FOR” the nominee for Class III director. If you improperly cumulate your votes for the nominees for Class II directors, the individuals designated on this proxy will allocate such votes in a manner that they deem in their sole discretion most accurately reflects your intentions. Such allocations shall be final. The individuals designated on this proxy will vote in their discretion on any other matter that may properly come before the meeting, subject to the rules and regulations promulgated by the Securities and Exchange Commission governing the exercise of discretionary authority by a proxy holder.

Signature of Shareholder:
Date: , 2007
Signature of Shareholder:
Date: , 2007

NOTE: Please sign name exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.